Exhibit 31.1

CERTIFICATION

I, Arsen S. Kitch, certify that:

1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Clearwater Paper Corporation; and

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 25, 2025

/s/ Arsen S. Kitch
Arsen S. Kitch
President and Chief Executive Officer

CERTIFICATION

I, Sherri J. Baker, certify that:

1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Clearwater Paper Corporation; and

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 25, 2025

/s/ Sherri J. Baker
Sherri J. Baker
Senior Vice President, Chief Financial Officer